UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

April 15, 2015

Commission File Number	Registrant	State of Incorporation	IRS Employer Identification Number
1-7810	Energen Corporation	Alabama	63-0757759

605 Richard Arrington Jr. Boulevard North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip Code)

(205) 326-2700

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

Effective April 16, 2015, Energen Corporation (“Energen”) entered into a second amendment (the “Amendment”) to its credit agreement (the “Credit Agreement”) among Energen, as borrower, Wells Fargo Bank, National Association, as administrative agent, Energen Resources Corporation, as guarantor, and the institutions named therein as lenders. Terms used and not defined herein have the respective meanings given to such terms in the Credit Agreement and the Amendment, respectively.

The Amendment changes the Credit Agreement to decrease the Borrowing Base from $2.1 billion to $1.6 billion, and correspondingly, the Aggregate Commitment from $2.0 billion to $1.6 billion (redetermined as required semi-annually on each April 1 and October 1 under the Credit Agreement). The Amendment also changes the Credit Agreement provision relating to certain Senior Notes that may be issued by Energen without a reduction in the Borrowing Base by increasing the maximum aggregate stated principal amount of such Senior Notes from $300 million to $400 million and extending the deadline for issuing such Senior Notes from April 1, 2015 to the delivery of the New Borrowing Base Notice for the Scheduled Redetermination scheduled to occur on or about October 1, 2015.

In the ordinary course of their respective businesses, certain of the lenders and other parties to the Amendment and their respective affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services to Energen and its affiliates for which they have in the past and may in the future receive customary compensation and expense reimbursement.

The preceding summary of the material terms of the Amendment is qualified in its entirety by the full text of such agreement, which is filed herewith as Exhibit 10.1. In the event of any discrepancy between the preceding summary and the text of the Amendment, the text of the Amendment shall control.

ITEM 7.01	Regulation FD Disclosure

On April 15, 2015, Energen Corporation issued a press release announcing anticipated well-cost savings as a result of drilling and completion service cost reductions and drilling efficiencies in the Permian Basin. The press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Energen Corporation under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit Number:

10.1

Second Amendment to the Credit Agreement dated as of April 16, 2015, by and among Energen Corporation, as borrower, Wells Fargo Bank, National Association, as administrative agent, Energen Resources Corporation, as guarantor, and the institutions named therein as lenders

99.1	Press Release dated April 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGEN CORPORATION

April 20, 2015	By	/s/ Charles W. Porter, Jr.
Charles W. Porter, Jr.
Vice President, Chief Financial Officer and Treasurer of Energen Corporation

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	*

Second Amendment to the Credit Agreement dated as of April 16, 2015, by and among Energen Corporation, as borrower, Wells Fargo Bank, National Association, as administrative agent, Energen Resources Corporation, as guarantor, and the institutions named therein as lenders

99.1	*	Press Release dated April 15, 2015

*	This exhibit is furnished to, but not filed with, the Commission by inclusion herein.

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